UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2011

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Comstock Mining Inc. (the “Company”) granted an aggregate of 4,710,000 shares of restricted stock (“Performance Awards”) to employees of the Company including 2,850,000 Performance Awards to the Company’s named executive officers for 2012 under the Comstock Mining Inc. 2011 Equity Incentive Plan (the “Plan”).   These grants are consistent with the compensation philosophy vesting only upon completion regarding performance criteria set forth in the Company’s proxy statement for the 2011 annual meeting of shareholders at which the shareholders approved the Plan up to 6,000,000 shares and with the performance criteria described in Mr. DeGasperis’ employment agreement dated April 2010.

The Performance Awards granted to each recipient shall vest, so long as each recipient is still employed by the Company at each relevant time and if the following company-wide performance objectives have been met: (i) 20% upon the certification by the Committee of the attainment of both the validation of qualified resources (at least measured and indicated) and reserves (probable and proven) aggregating to at least 1,000,000 ounces of gold equivalent and completion of the first metal pour from the mining operations; (ii) 20% upon the certification by the Committee of the attainment of both the validation of qualified resources (at least measured and indicated) and reserves (probable and proven) aggregating to at least 1,500,000 ounces of gold equivalent and the completion of three months of consecutive mining operations at an annual production rate of 15,000 ounces of gold equivalent; (iii) 20% upon the certification by the Committee of the attainment of both the validation of qualified resources (at least measured and indicated) and reserves (probable and proven) aggregating to at least 2,000,000 ounces of gold equivalent and the completion of three months of consecutive mining operations at an annual production rate of 17,500 ounces of gold equivalent; and (iv) the remaining 40% upon the certification by the Committee of the attainment of both the validation of qualified resources (at least measured and indicated) and reserves (probable and proven) aggregating to at least 3,250,000 ounces of gold equivalent and the completion of three months of consecutive mining operations at an annual production rate of 20,000 ounces of gold equivalent.  If a change in control of the Company occurs, then the Performance Awards would vest immediately.  In addition, for certain executives of the Company, following the date on which the recipient’s employment is terminated by the Company under certain conditions, the portion of the Performance Awards that would vest upon achieving the next objective shall vest.  Any portion of the Performance Awards that do not vest by December 21, 2016 will be forfeited.

        The grants made to the named executive officers are as follows: Corrado DeGasperis, 2,750,000 shares of restricted stock; and Mark A. Jewett, 100,000 shares of restricted stock.  The Company intends to register certain shares granted under the Performance Awards for resale to allow executives to sell a sufficient number of shares to pay any tax obligation at the time of vesting.

The preceding description is qualified in its entirety by reference to the terms of the restricted stock agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1           Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: December 22, 2011	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement